QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of Atlantic Power Corporation of our report dated March 13, 2009 relating to the financial statements of Chambers Cogeneration Limited Partnership as of December 31, 2007 and December 31, 2008 and for the years then ended, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 16, 2010

QuickLinks

  Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS